Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: Jay Brown, CFO Fiona McKone, VP - Corporate Finance Crown Castle International Corp. 713-570-3050

CROWN CASTLE INTERNATIONAL ANNOUNCES

POTENTIAL NOTES OFFERING BY CERTAIN SUBSIDIARIES

December 5, 2012 – HOUSTON, TX – Crown Castle International Corp. (NYSE: CCI) announced today that its subsidiary, CC Holdings GS V LLC, is contemplating an offering, in a private transaction, of senior notes (“Notes”), subject to market conditions. CC Holdings GS V LLC, through its subsidiaries, holds a majority of the U.S. towers originally acquired by Crown Castle in its 2007 acquisition of Global Signal, Inc. Crown Castle currently expects that any such Notes offering would commence and close prior to the end of 2012.

The net proceeds of any such offering would be used to redeem or repurchase CC Holdings GS V LLC’s existing senior notes. The size and terms of any such offering, and the actual use of proceeds, are subject to market conditions at the time of commencement of any such offering.

This press release is not an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which any such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Notes, if offered, will be offered to qualified institutional buyers under Rule 144A and to persons outside of the United States under Regulation S. The Notes will not be registered under the Securities Act of 1993, as amended (the “Securities Act”), or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding the contemplated Notes offering and the potential use of proceeds therefrom. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from

www.crowncastle.com

News Release continued:

those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the Securities and Exchange Commission. The term “including,” and any variation thereof, means “including, without limitation.”

www.crowncastle.com